SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SIERRA PACIFIC RESOURCES

(Exact name of registrant as specified in its charter)

Nevada	88-0198358
(State of incorporation or organization)	(IRS Employee Identification No.)

P.O. Box 30150 (6100 Neil Road), Reno, Nevada	89520-0024 (89511)
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c) check the following box. ☑	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-124083

Securities to be registered pursuant to Section 12(b) of the Act:

Premium Income Equity Securities (PIES)
(Title of each class to be so registered)

New York Stock Exchange
(Name of each exchange on which each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1.      Description of Registrant’s Securities to be Registered

     For a description of the Registrant’s securities, reference is made to “Description of the New PIES” in Sierra Pacific Resources’ exchange offer prospectus, dated May 11, 2005, filed in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4/A, filed on May 11, 2005 (File No. 333-124083), which is hereby incorporated by reference.

Item 2.      Exhibits

Exhibit No.	Description
1	Pre-Effective Amendment No. 2 to the Registration Statement, File No. 333-124083 on Form S-4/A, dated May 11, 2005.

2	Restated Articles of Incorporation of Sierra Pacific Resources dated July 28, 1999 (previously filed as Exhibit 3(A) to Form 10-K for year ended December 31, 1999).

3	By-laws of Sierra Pacific Resources (previously filed as Exhibit 3.1 to Form 8-K filed on May 9, 2005).

4	Amended and Restated Rights Agreement dated February 28, 2001 between Sierra Pacific Resources and Wells Fargo Bank Minnesota, N.A. as successor Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed July 2, 2001, File No. 333-64438).

5	Indenture between Sierra Pacific Resources and The Bank of New York, as Trustee (previously filed as Exhibit 4.1 to Form 8-K filed on May 22, 2000).

6	Form of Officer’s Certificate (filed as Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-4/A, File No. 333-124083).

7	Form of Senior Note (filed as Exhibit 4.4 to Amendment No. 2 to the Registration Statement on Form S-4/A, File No. 333-124083).

8	Form of Purchase Contract Agreement (filed as Exhibit 4.5 to Amendment No. 2 to the Registration Statement on Form S-4/A, File No. 333-124083).

9	Form of Stock Purchase Contract (filed as Exhibit 4.6 to Amendment No. 2 to the Registration Statement on Form S-4/A, File No. 333-124083).

Exhibit No.	Description
10	Form of Pledge Agreement (filed as Exhibit 4.7 to Amendment No. 2 to the Registration Statement on Form S-4/A, File No. 333-124083).

11	Form of Remarketing Agreement (filed as Exhibit 4.8 to Amendment No. 2 to the Registration Statement on Form S-4/A, File No. 333-124083).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 20, 2005	SIERRA PACIFIC RESOURCES
	By:	/s/ Michael C. Yackira

Michael C. Yackira
Corporate Executive Vice President and Chief Financial Officer.

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